                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:    James E. Adams, 419-783-8910, rfcmkt@rurban.net
INVESTOR CONTACT: Valda Colbart, 419-784-2759, rfcinv@rurban.net

     RURBAN FINANCIAL CORP. REPORTS FIRST QUARTER 2005 EPS OF $0.14, UP 7.7%

DEFIANCE, Ohio, April 20, 2005 -- Rurban Financial Corp. (Nasdaq: RBNF), a leading provider of full-service community banking, investment management, trust services, and bank data processing, today announced first quarter 2005 net income of $638.5 thousand, an increase of 4.3% over first quarter 2004 net income of $612.0 thousand. On a diluted per share basis, earnings for the first quarter were $0.14, up 7.7% from the $0.13 reported for the year-ago quarter.

Highlights of the quarter included:

      -     Resumption of dividend payments to common stockholders

      -     Release from the Written Agreement by Regulators

      - Announcement of the pending acquisition of two branches in the Lima, Ohio market

      - Reduction of classified assets by $19.1 million, or 46% from year-ago levels

Kenneth A. Joyce, President and Chief Executive Officer, stated, "This past quarter marked the beginning of a new era for Rurban. Rurban has now achieved seven consecutive quarters of profitability and is a stronger organization as a result of the significant restructuring to our internal operations accomplished over the last two years. Even as we continue to improve credit quality, we can now look forward to building earnings momentum through revenue growth."

"We have formally completed our turnaround under the auspices of our regulators, and we are now positioned to grow in our existing markets and invest in new opportunities to expand our franchise. We have a capital base that provides for many options, including the first quarter resumption of our quarterly cash dividend. This past quarter, we announced the purchase of two branches in the Lima, Ohio market, which will allow us to expand into nearby Allen County. We also just recently announced the pending acquisition of Exchange Bancshares, a $91 million asset bank, which will provide entree into the larger growth market of Toledo and its suburbs."

"Our two non-banking subsidiaries are also expanding. This past quarter, net income increased for both RDSI, our data processing company, and Reliance Financial Services, our trust company. RDSI acquired six new data processing customers this past quarter and three of these will also be item processing clients. We are looking to increase contributions over time from these non-bank businesses, although near-term, earnings growth will be impacted by our expansion initiatives."

Earnings: (Three months ended)      March 2005   December 2004   March 2004
------------------------------      ----------   -------------   ----------
                                  (dollars in thousands except per share data)
Diluted EPS                           $  0.14       $  0.16       $  0.13
Net interest income                   $ 2,997       $ 3,029       $ 2,984
Provision for loan losses             $     0       $  (529)      $   150
Non-interest income                   $ 4,411       $ 4,193       $ 4,335
Non-interest expense                  $ 6,520       $ 6,560       $ 6,289
Net income                            $   638       $   715       $   612

Mr. Joyce added, "Our banking operations have been stabilized over the past year, and we are now able to focus on growth. We are beginning to see improvement in loan volume which began late in the first quarter as commercial and agricultural activity picked up in our markets. The pending acquisitions of Exchange Bancshares and the two Lima, Ohio branches will enhance our Northwest Ohio franchise. We look forward to the revenue momentum gained from expanding our loan and deposit relationships, and the opportunity to leverage our fee income businesses."

Total revenue (net interest income plus non-interest income) for the first quarter of 2005 was $7.4 million, up 1.2% from the prior-year period. Net interest income rose 0.4%, reflecting a 19 basis point increase in the net interest margin to 3.28%, partially offset by a 3.6% decline in average earning assets. According to Mr. Joyce, "We continue to maintain a conservative posture on asset quality and adhere to a disciplined approach to loan growth. We have successfully managed the balance sheet to benefit from rising interest rates. Earning asset trends reflect this strategy."

Non-interest income for the first quarter of 2005 increased 1.7% from the prior-year first quarter, to $4.4 million. Excluding gains on investment securities, non-interest income increased 3.4% to $4.4 million. RDSI, the Company's data processing subsidiary, reported fee growth of $264.5 thousand or 9.8% as a result of the continued expansion of its customer base and a higher level of termination fees from several banks that were merged and left the system. Trust fees from Reliance Financial Services declined by 4.6% principally due to the decline in equity markets and a one-time new customer conversion fee of $46.7 thousand taken during the first quarter of 2004. Customer service fees and mortgage banking income also declined due to lower average volume levels of transaction accounts and lower mortgage originations. The increase in other non-interest income is a result of the recovery of legal fees of approximately $40.0 thousand from prior periods.

Non-interest expense for the first quarter of 2005 rose 3.7% from the prior-year period, to $6.5 million. The majority of expense categories showed only modest changes, reflecting Rurban's focus on cost containment. On a consolidated basis, the efficiency ratio was 88.02% in the first quarter of 2005, down from 90.83% for the preceding quarter and up from 85.93% for the prior-year quarter. For the Bank on a stand-alone basis, the efficiency ratio was 79.83% for the current quarter compared with 81.90% for the preceding quarter and 78.85% for the prior-year first quarter.

CREDIT QUALITY:                      March 2005   December 2004  March 2004
---------------                      ----------   -------------  ----------
                                              (dollars in thousands)
Net charge-offs/(recoveries)          $     99      $    (60)      $  2,086
Net charge-offs/avg. loans                0.15%        (0.09)%         3.03%
Allowance for loan loss               $  4,800      $  4,899       $  8,245
Allowance for loan loss/loans             1.81%         1.85%          3.06%
Classified Assets:
   Substandard                        $  8,912      $ 14,964       $ 27,066
   Doubtful                             13,549        10,641         14,527
                                      --------      --------       --------
   Total Classified Assets            $ 22,461      $ 25,605       $ 41,593

Mr. Joyce commented, "A key component to earnings improvement over the last twelve months has been a reduction in the level of our classified assets. Total classified assets declined for the fifth consecutive quarter; however, non-performing assets increased by $1.1 million from the previous quarter as a result of one loan we placed on non-accrual status in an abundance of caution. We believe this loan is properly reserved based upon current circumstances."

At March 31, 2005, non-performing assets were $16.7 million or 4.08% of total assets compared with $15.1 million or 3.71% for the linked quarter, and 4.50% at March 31, 2004. Net charge-offs were $100,000 for the first quarter, equivalent to 0.15% of average loans on an annualized basis compared with net recoveries of 0.09% for the linked quarter and 3.03% for the year-ago first quarter. The loan loss reserve now stands at 1.81% of period-end loans.

Loans at March 31, 2005 were $266.0 million, a decline of 1.2%, from $269.3 million reported at March 31, 2004. "We are beginning to see signs of improved volume, some of which is seasonally related to agriculture and some of which may be attributed to an improved local economy. We have also intensified our calling efforts in Northwest Ohio," noted Mr. Joyce. During the first quarter, loans grew 0.6% from year-end 2004 (2.4% annualized), and transactional accounts grew 5.8% (23.2% annualized) during the same period as a result of the shifting focus on sales.

Shareholders' equity at March 31, 2005 was $49.8 million, a twelve-month increase of 1.0%. Shareholders' equity was 12.0% of period-end assets. "Rurban is very well-capitalized, far in excess of regulatory requirements. Our total risk-based capital ratio at the holding company was 22.5% at period-end compared with the 10.0% required for banks by the regulators." Rurban had 4,568,488 shares of common stock outstanding at March 31, 2005.

Mr. Joyce concluded, "We are pleased with our progress this quarter in terms of achieving our two main goals: enhancing our franchise and improving asset quality. We believe these are the correct strategies for our organization, and we look forward to growing revenues and profitability over time as we continue to execute our plan."

FIRST QUARTER CONFERENCE CALL

Rurban Financial Corp. will host a conference call on Friday, April 22, 2005 at 11:00 a.m. Eastern Time. To listen to the webcast, please access the Company's website www.rurbanfinancial.net . A replay will be available on the website until May 13, 2005.

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban's common stock is quoted on the Nasdaq National Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,568,488 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

Rurban's wholly-owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The bank offers a full range of financial services through its 11 offices in Defiance, Paulding and Fulton Counties. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Ohio, Michigan, Indiana, Illinois and Missouri.

FORWARD-LOOKING STATEMENTS

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

ADDITIONAL INFORMATION

Rurban will be filing a Registration Statement on SEC Form S-4 and Rurban and Exchange Bancshares, Inc. will file a joint proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors and shareholders are urged to read the Registration Statement and the joint proxy statement/prospectus carefully when they become available.

                             RURBAN FINANCIAL CORP.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)

                                                         1ST QTR     4TH QTR    3RD QTR    2ND QTR     1ST QTR
(dollars in thousands except per share data)              2005         2004       2004       2004        2004
--------------------------------------------            ---------    --------   --------   --------    --------
EARNINGS
   Net interest income                                  $   2,997       3,029      3,154      2,910       2,984
   Provision for loan loss                              $       0        (529)       320       (340)        150
   Other income                                         $   4,411       4,193      4,080      4,083       4,335
   Revenue (net interest income plus other income)          7,408       7,222      7,234      6,993       7,319
   Other expense                                        $   6,520       6,560      5,911      6,565       6,289
   NET INCOME                                           $     638         715        699        709         612

PER SHARE DATA
   Basic earnings per share                             $    0.14        0.16       0.15       0.16        0.13
   Diluted earnings per share                           $    0.14        0.16       0.15       0.16        0.13
   Book value per share                                 $   10.90       11.01      10.95      10.56       10.79
   Tangible book value per share                        $   10.31       10.42      10.37       9.96       10.18
   Cash dividend per share                              $    0.05           0          0          0           0

PERFORMANCE RATIOS
   Return on average assets                                  0.62%       0.69%      0.66%      0.68%       0.57%
   Return on average equity                                  5.08%       5.69%      5.73%      5.84%       5.02%
   Net interest margin (tax equivalent)                      3.28%       3.24%      3.35%      3.10%       3.09%
   Other expense / Average assets                            6.29%       6.32%      5.58%      6.28%       5.88%
   Efficiency Ratio - consolidated                          88.02%      90.83%     81.71%     93.88%      85.93%
   Efficiency Ratio - bank (non-GAAP)                       79.83%      81.90%     67.75%     80.68%      78.85%
   Other income/Total operating revenue
     (net interest income plus other income)                59.54%      58.06%     56.40%     58.39%      59.23%

MARKET DATA PER SHARE
   Market value per share -- Period end                 $   14.15       13.90      12.88      12.28       15.15
   Market as a % of book                                     1.30        1.26       1.18       1.16        1.40
   Cash dividend yield                                       1.41%       0.00%      0.00%      0.00%       0.00%
   Common stock dividend payout ratio                       35.71%       0.00%      0.00%      0.00%       0.00%
   Period-end common shares outstanding (000)               4,568       4,568      4,568      4,567       4,567
   Common stock market capitalization ($000)            $  64,637      63,495     58,835     56,086      69,195

CAPITAL & LIQUIDITY
   Equity to assets                                          12.0%       12.1%      12.0%      11.6%       11.7%
   Period-end tangible equity to assets                      11.4%       11.5%      11.4%      11.0%       11.0%
   Tier 1 risk-based capital ratio                           21.3%       21.8%      20.0%      19.7%       19.0%
   Total risk-based capital ratio                            22.5%       23.1%      21.2%      21.0%       20.3%
   Average loans to average deposits                         93.6%       93.0%      93.1%      90.0%       88.2%

ASSET QUALITY
   Net charge-offs / (Recoveries)                       $      99         (60)     1,875        982       2,086
   Net loan charge-offs (Ann.) / Average loans               0.15%      (0.09%)     2.76%      1.45%       3.03%
   Non-performing loans (includes 90-days past due)     $    15.9        14.4       16.5       16.5        17.9
   OREOs                                                $     0.8         0.7        0.0        0.6         1.1
   Classified assets                                    $  22,461      25,605     29,641     35,850      41,593
   90-day past dues                                     $    11.3        11.8       10.3       10.1         7.3
   Non-performing Assets + 90-day past due/ Total
     assets - consolidated                                   4.08%       3.71%      4.05%      4.14%       4.50%
   Allowance for loan losses/ Total loans                    1.81%       1.85%      1.97%      2.56%       3.06%
   Allowance for loan losses/Non-performing Assets
     (includes 90 days past due)                             28.4%       31.2%      32.7%      40.1%       43.2%

END OF PERIOD BALANCES
   Total loans, net of unearned income                  $  266,046    264,481    272,956    270,692     269,316
   Total assets                                         $  414,480    415,349    415,827    415,026     421,751
   Deposits                                             $  284,917    279,624    289,982    290,991     307,727
   Stockholders' equity                                 $   49,777     50,306     50,004     48,227      49,274
   Full-time equivalent employees                              229        225        223        223         227

AVERAGE BALANCES
   Loans                                                $  264,815    266,079    271,387    271,333     275,514
   Total earning assets                                 $  374,307    375,290    377,308    380,135     388,471
   Total assets                                         $  414,544    415,344    423,419    418,388     428,149
   Deposits                                             $  282,864    286,213    291,616    301,493     312,460
   Stockholders' equity                                 $   50,259     50,256     48,801     48,538      48,744

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The First Quarter Ended March 31, 2005 and 2004

                                               First Quarter    First Quarter  Increase/(Decrease)
                                                   2005             2004               $
                                               -------------    -------------  ------------------
Interest income
    Loans
      Taxable                                   $ 3,913,966      $ 4,241,313      $  (327,347)
      Tax-exempt                                     15,506           18,645           (3,139)
    Securities
      Taxable                                     1,054,459          782,522          271,937
      Tax-exempt                                     42,024           41,322              702
    Other                                            18,258           30,075          (11,817)
                                                -----------      -----------      -----------
         Total interest income                    5,044,213        5,113,877          (69,664)

Interest expense
    Deposits                                      1,103,421        1,279,031         (175,610)
    Other borrowings                                 70,274          158,357          (88,083)
    Retail Repurchase Agreements                     17,648            8,496            9,152
    Federal Home Loan Bank advances                 586,552          407,563          178,989
    Trust preferred securities                      269,408          276,250           (6,842)
                                                -----------      -----------      -----------
         Total interest expense                   2,047,303        2,129,697          (82,394)
                                                -----------      -----------      -----------

NET INTEREST INCOME                               2,996,910        2,984,180           12,730

    Provision for loan losses                             0          150,000          150,000
                                                -----------      -----------      -----------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                 2,996,910        2,834,180          162,730

Noninterest income
    Data service fees                             2,955,705        2,691,238          264,467
    Trust fees                                      804,493          843,529          (39,036)
    Customer service fees                           436,716          513,845          (77,129)
    Net gain on sales of loans                        8,070           10,128           (2,058)
    Net realized gains (losses) on sales of
       available-for-sale securities                 (8,750)          61,074          (69,824)
    Loan servicing fees                              66,843           96,765          (29,922)
    Gain (loss) on sale of assets                   (38,958)         (18,415)          20,543
    Other income                                    186,406          136,850           49,556
                                                -----------      -----------      -----------
         Total noninterest income                 4,410,525        4,335,014           75,511

Noninterest expense
    Salaries and employee benefits                3,231,323        3,173,660           57,663
    Net occupancy expense                           290,155          251,426           38,729
    Equipment expense                             1,253,099        1,039,093          214,006
    Data processing fees                             91,197          140,434          (49,237)
    Professional fees                               518,530          468,519           50,011
    Marketing expense                                80,716          104,209          (23,493)
    Printing and office supplies                    151,242          145,776            5,466
    Telephone and communication                     149,803          145,826            3,977
    Postage and delivery expense                     74,051           90,589          (16,538)
    State, local and other taxes                    144,527          203,099          (58,572)
    Employee expense                                236,071          157,180           78,891
    Other expenses                                  299,186          369,388          (70,202)
                                                -----------      -----------      -----------
         Total noninterest expense                6,519,900        6,289,199          230,701
                                                -----------      -----------      -----------

INCOME BEFORE INCOME TAX EXPENSE                    887,535          879,995            7,540
    Income tax expense                              249,070          267,973          (18,903)
                                                -----------      -----------      -----------

NET INCOME                                      $   638,465      $   612,022      $    26,443
                                                ===========      ===========      ===========

Earnings per common share:
    Basic                                       $      0.14      $      0.13      $      0.01
                                                ===========      ===========      ===========
    Diluted                                     $      0.14      $      0.13      $      0.01
                                                ===========      ===========      ===========

Average diluted shares outstanding                4,572,788        4,561,803
                                                ===========      ===========

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The First Quarter Ended March 31, 2005 and Fourth Quarter 2004

                                               First Quarter   Fourth Quarter Increase/(Decrease)
                                                   2005              2004              $
                                               -------------   -------------- ------------------
Interest income
    Loans
      Taxable                                   $ 3,913,966      $ 3,918,161      $    (4,195)
      Tax-exempt                                     15,506           15,203              303
    Securities
      Taxable                                     1,054,459          997,590           56,869
      Tax-exempt                                     42,024           44,551           (2,527)
    Other                                            18,258           25,489           (7,231)
                                                -----------      -----------      -----------
         Total interest income                    5,044,213        5,000,994           43,219

Interest expense
    Deposits                                      1,103,421        1,072,599           30,822
    Other borrowings                                 70,274           63,836            6,438
    Retail Repurchase Agreements                     17,648           15,824            1,824
    Federal Home Loan Bank advances                 586,552          544,532           42,020
    Trust preferred securities                      269,408          275,395           (5,987)
                                                -----------      -----------      -----------
         Total interest expense                   2,047,303        1,972,186           75,117
                                                -----------      -----------      -----------

NET INTEREST INCOME                               2,996,910        3,028,808          (31,898)

    Provision for loan losses                             0         (529,000)        (529,000)
                                                -----------      -----------      -----------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                 2,996,910        3,557,808         (560,898)

Noninterest income
    Data service fees                             2,955,705        2,794,660          161,045
    Trust fees                                      804,493          739,891           64,602
    Customer service fees                           436,716          466,675          (29,959)
    Net gain on sales of loans                        8,070           13,513           (5,443)
    Net realized gains (losses) on sales of
       available-for-sale securities                 (8,750)           4,653          (13,403)
    Loan servicing fees                              66,843           82,506          (15,663)
    Gain (loss) on sale of assets                   (38,958)         (34,065)           4,893
    Other income                                    186,406          124,891           61,515
                                                -----------      -----------      -----------
         Total noninterest income                 4,410,525        4,192,724          217,801

Noninterest expense
    Salaries and employee benefits                3,231,323        3,289,853          (58,530)
    Net occupancy expense                           290,155          259,822           30,333
    Equipment expense                             1,253,099        1,177,866           75,233
    Data processing fees                             91,197           86,993            4,204
    Professional fees                               518,530          594,254          (75,724)
    Marketing expense                                80,716           76,524            4,192
    Printing and office supplies                    151,242           95,884           55,358
    Telephone and communication                     149,803          153,530           (3,727)
    Postage and delivery expense                     74,051           85,348          (11,297)
    State, local and other taxes                    144,527          182,034          (37,507)
    Employee expense                                236,071          242,817           (6,746)
    Other expenses                                  299,186          314,967          (15,781)
                                                -----------      -----------      -----------
         Total noninterest expense                6,519,900        6,559,892          (39,992)
                                                -----------      -----------      -----------

INCOME BEFORE INCOME TAX EXPENSE                    887,535        1,190,640         (303,105)
    Income tax expense                              249,070          476,055         (226,985)
                                                -----------      -----------      -----------

NET INCOME                                      $   638,465      $   714,585      $   (76,120)
                                                ===========      ===========      ===========
Earnings per common share:
    Basic                                       $      0.14      $      0.16      $     (0.02)
                                                ===========      ===========      ===========
    Diluted                                     $      0.14      $      0.16      $     (0.02)
                                                ===========      ===========      ===========

Average diluted shares outstanding                4,572,788        4,562,853
                                                ===========      ===========

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
March 31, 2005, December 31, 2004 and March 31, 2004

                                                                                March             December            March
                                                                                2005                2004              2004
                                                                            -------------      -------------      -------------
ASSETS
Cash and due from banks                                                     $   8,773,625      $  10,617,766      $  10,819,543
Federal funds sold                                                              4,300,000                  0         14,700,000
                                                                            -------------      -------------      -------------
      Cash and cash equivalents                                                13,073,625         10,617,766         25,519,543
Interest-earning deposits in other financial institutions                         150,000            150,000            250,000
Available-for-sale securities                                                 102,673,228        108,720,491         97,885,459
Loans held for sale                                                               260,000            112,900            231,758
Loans, net of unearned income                                                 266,046,311        264,480,789        269,316,021
Allowance for loan losses                                                      (4,800,293)        (4,899,063)        (8,244,713)
Premises and equipment, net                                                     7,837,007          7,740,442          6,672,371
Purchased software                                                              4,622,428          4,564,474          4,122,818
Federal Reserve and Federal Home Loan Bank Stock                                2,818,400          2,793,000          2,767,200
Foreclosed assets held for sale, net                                              757,476            720,000            957,711
Accrued interest receivable                                                     1,937,445          1,984,452          1,797,944
Deferred income taxes                                                                   -                  -          2,189,970
Goodwill                                                                        2,144,304          2,144,304          2,144,304
Core deposits and other intangibles                                               520,740            542,978            618,018
Cash value of life insurance                                                    9,242,417          9,146,816          9,899,734
Other assets                                                                    7,197,400          6,529,397          5,622,804
                                                                            -------------      -------------      -------------

           Total assets                                                     $ 414,480,488      $ 415,348,746      $ 421,750,942
                                                                            =============      =============      =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
      Deposits
           Demand                                                           $  36,498,890      $  37,831,810      $  33,468,275
           Savings, interest checking and money market                         96,376,323         87,795,630        103,624,318
           Time                                                               152,042,228        153,996,874        170,634,579
                                                                            -------------      -------------      -------------
               Total deposits                                                 284,917,441        279,624,314        307,727,172
      Notes payable                                                             2,757,609          3,079,656          5,311,364
      Advances from Federal Home Loan Bank                                     53,500,000         56,000,000         39,000,000
      Fed Funds Purchased                                                       5,000,000          7,500,000                  -
      Retail Repurchase Agreements                                              4,352,712          4,059,151          4,738,985
      Trust preferred securities                                               10,310,000         10,310,000         10,310,000
      Accrued interest payable                                                    934,065            994,114            840,073
      Deferred income taxes                                                       622,618            523,111                  -
      Other liabilities                                                         2,309,282          2,952,605          4,549,718
                                                                            -------------      -------------      -------------

               Total liabilities                                              364,703,727        365,042,951        372,477,312

Shareholders' Equity
      Common stock:  stated value $2.50 per share;
        shares authorized:  10,000,000; shares issued: 4,575,702;
        shares outstanding:  2005 - 4,568,488, December 31, 2004 -
        4,568,388 and March 31, 2004 - 4,567,296                               11,439,255         11,439,255         11,439,255
      Additional paid-in capital                                               11,003,574         11,003,642         11,007,086
      Retained earnings                                                        29,353,780         28,943,736         26,821,465
      Accumulated other comprehensive income (loss),
        net of tax of ($898,218) in 2005 and ($413,764) in December 31,
        2004 and $217,882 in March 31, 2004                                    (1,743,600)          (803,189)           422,947
      Unearned ESOP shares                                                              -                  -           (124,175)
      Treasury stock                                                             (276,248)          (277,649)          (292,948)
                                                                            -------------      -------------      -------------

               Total shareholders' equity                                      49,776,761         50,305,795         49,273,630
                                                                            -------------      -------------      -------------

           Total liabilities and shareholders' equity                       $ 414,480,488      $ 415,348,746      $ 421,750,942
                                                                            =============      =============      =============
